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                                                                    EXHIBIT 23.2

                     Independent Auditors' Awareness Letter

The Board of Directors
Banco Bradesco S.A.

Registration statement on Form F-4 for offering to exchange securities registered with the Securities and Exchange Commission, for existing $300,000,000 Perpetual Non-Cumulative Junior Subordinated Securities.

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our special review report dated May 6, 2005, on the consolidated interim report of Banco Bradesco S.A. and its subsidiaries for the three-month period ended March 31, 2005 and 2004.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such special review report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG AUDITORES INDEPENDENTES
KPMG Auditores Independentes

Sao Paulo
August 4, 2005